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                                                                     EXHIBIT 1.1


                            CERTIFICATE OF DIRECTOR
                                       OF
                      GEMSTAR INTERNATIONAL GROUP LIMITED
                      A BRITISH VIRGIN ISLANDS CORPORATION



          I, Larry Goldberg, a member of the Board of Directors of Gemstar International Group Limited, a British Virgin Islands corporation (this "Corporation"), hereby certify to HWR Services Limited that attached hereto is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of this Corporation at a Special Meeting held on July 10, 1998. The attached resolutions amend (i) Regulation 1, Regulation 38, Regulation 40, Regulation 57 and Regulation 59 of the Amended and Restated Articles of Association of this Corporation, and (ii) Clause 15 of the Amended and Restated Memorandum of Association of this Corporation.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of July 10, 1998.


                                 /s/ Larry Goldberg
                                 ______________________________
                                 Larry Goldberg
                                 Director

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                               RESOLUTIONS OF THE
                             BOARD OF DIRECTORS OF
                      GEMSTAR INTERNATIONAL GROUP LIMITED,
                      A BRITISH VIRGIN ISLANDS CORPORATION
                                 JULY 10, 1998



AMENDMENTS TO ARTICLES AND MEMORANDUM
-------------------------------------

     WHEREAS, it is deemed to be desirable and in the best interests of Gemstar International Group Limited (this "Corporation") and it Members to amend the Amended and Restated Articles of Association of this Corporation (the "Articles") to provide that only such business as has been properly brought before an annual meeting of Members of this Corporation may be considered at such a meeting;

     WHEREAS, it is deemed to be desirable and in the best interests of this Corporation and its Members to amend the Articles of this Corporation to provide that only persons who are properly nominated shall be eligible for election as Directors and that the minimum number of directors shall be three and the maximum number shall be ten;

     WHEREAS, it is deemed to be desirable and in the best interests of this Corporation and its Members to amend the Articles of this Corporation to provide that any action required or permitted to be taken by the Members of this Corporation must be effected at a duly called annual or special meeting of such Members and may not be effected by any consent in writing by such members;

     WHEREAS, it is deemed to be desirable and in the best interests of this Corporation and its Members to amend the Articles of this Corporation to require special votes of the Members of this Corporation to approve certain mergers, consolidations, sales of assets and other transactions;

     WHEREAS, it is deemed to be desirable and in the best interests of this Corporation and its Members to amend the Amended and Restated Memorandum of Association of this Corporation (the "Memorandum") to provide that the foregoing amendments to the Articles may be amended only by the Members, upon an affirmative vote of not less than 66 percent of the outstanding shares entitled to vote thereon.

     NOW, THEREFORE, BE IT RESOLVED, that Regulation 38 of the Articles be amended and restated to read in full as follows:

     38. The directors of the Company shall convene an annual meeting of the Members of the Company for the election of directors and such other matters as the directors of the Company shall propose for consideration. In addition, by Resolution of Directors, the Company may convene such other meetings of the Members of the
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          Company at such times as the directors shall consider necessary or desirable. Any meeting of the Members may be held at such times and in such manner within or outside the British Virgin Islands as the directors may determine.

          At the annual meeting of the Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a Member. For business to be properly brought before an annual meeting by a Member, the Member must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a Member's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Members, notice by the Member to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A Member's notice to the Secretary shall set forth as to each matter the Member proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the Member proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the Member, and (d) any material interest of the Member in such business. Not withstanding anything in these Articles or the Memorandum to the contrary, no business shall be con ducted at any annual meeting except in accordance with the procedures set forth in this Regulation 38.
          The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Regulation 38, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted, and if purported to be transacted shall be void.

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          At each annual meeting of Members, the Members shall elect directors to hold office until the next annual meeting, in accordance with the provisions of Regulation 58 of these Articles. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified, or until his prior resignation or removal.

          Only persons who are nominated in accordance with the procedures set forth in this Regulation 38 shall be eligible for election as directors. Nominations of persons for election to the board of directors of the Company may be made at a meeting of Members by or at the direction of the board of directors or by any Member of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Regulation
          38. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a Member's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to Members, notice by the Member to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such Member's notice shall set forth: (a) as to each person whom the Member proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the United States Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the Member giving the notice (i) the name and address, as they appear on the Company's books, of such Member and (ii) the class and number of shares of the Company which are beneficially owned by such Member. At the request of the board of directors any person nominated by the board of directors for election as a

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          director shall furnish to the Secretary of the Company that information required to be set forth in a Member's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Regulation 38. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Articles, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

          RESOLVED FURTHER, that Regulation 40 of the Articles be amended and restated to read in full as follows:

     40. The directors shall give not less than thirty days' notice of a meeting of Members to those Persons whose names on the date the notice is given appear as Members in the share register of the Company and are entitled to vote at such meeting.

          RESOLVED FURTHER, that Regulation 57 of the Articles be amended to eliminate the authority of Members to take action by written consent without a meeting, by amending and restating Regulation 57 to read in full as follows:

     57. No action may be taken by the Members of the Company by a resolution of Members or otherwise, including, without limitation, amendment of these Articles or of the Memorandum, except at a meeting of the Members duly called in accordance with these Articles.

          RESOLVED FURTHER, that Regulation 59 of the Articles be amended and restated to read in full as follows:

     59.  The minimum number of directors shall be three and the maximum ten.

          RESOLVED FURTHER, that Regulation 1, the definition of "Resolution of Members," of the Articles be amended and restated to read in full as follows:

     1. "Resolution of Members" shall mean a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of (i) a simple majority of the votes of the shares which were present at the meeting and entitled to vote thereon and were voted and not abstained, or (ii) a simple majority of the votes of each class or series of shares which were present at the meeting and entitled to vote thereon as a class or series and were voted and not abstained and of a simple majority of the votes of

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          the remaining shares entitled to vote thereon which were present at the meeting and were voted and not abstained; provided, however, that the affirmative vote of not less than 66 percent of the outstanding shares entitled to vote thereon is required to authorize (a) any merger or consolidation of the Company with or into any other corporation or other entity, or (b) any sale, lease exchange or other disposition of all or any substantial part of the assets of the Company to or with any other corporation, person or other entity

          RESOLVED FURTHER, that Clause 15 of the Memorandum be amended and restated to read in full as follows:

     15. The Company may amend this Memorandum of Association and its Articles of Association by a Resolution of Members or by a Resolution of Directors; provided, however, that paragraphs 1 (definition of "Resolution of Members"), 38, 40, 57, 58, 59, 60 and 61 of the Articles of Association and this paragraph 15 of this Memorandum of Association may be amended only by the Members, upon an affirmative vote of not less than 66 percent of the outstanding shares entitled to vote thereon.

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